                                                                    EXHIBIT 4.17


                                                                 [CITIBANK LOGO]

     Citibank, N.A.

     Citibank Tower
     Citibank Plaza
     3 Garden Road
     Central, Hong Kong

     G.P.O. Box 14 Hong Kong
     Tel:  852/2868 8888

                            Corporate Banking Group
February 1, 2001

Global-Tech Appliances Inc.
12/th/ Floor, Kin Teck Industrial Building,
26 Wong Clink Hang Road,
Aberdeen, Hong Kong

Attn:   Mr. John Sham - President and CEO
        ---------------------------------

Dear Mr. Sham,

Re:     Banking Facility Letter
        -----------------------

We are pleased to advise renewal of a HKD50,000,000.00 (HKD FIFTY Million only) Short Term Trade to Global-Tech Appliances Group subject to terms and conditions outlined below:


Lender             :     Citibank, N.A. Hong Kong Branch ("the Bank")

Borrowers          :     Pentalpha Hong Kong Limited ("the Borrowers") Wing
                         Shing Products (BVI) Co Ltd

Guarantors         :     Global-Tech Appliances Inc. ("the Guarantor")

Facility           :     HKD50,000,000.00 (HKD FIFTY Million only) Short Term
                         Trade Facility with the following sublimits:

                         i) HKD50,000,000.00 full sublimit for issuance of Letters of Credit ("L/C"); up to 90 days Trust Receipt Loans for purchases under L/C and Export Bills Negotiation to cater for sales under L/C;

                         ii) HKD30,000,000.00 sublimit for up to 90 days import invoice financing to cater for open account purchases;

                         iii) HKD2,000,000.00 sublimit for short term money
                              market loan and overdraft;

                         iv) USD500,000.00 (USD FIVE Hundred Thousand only) Pre-settlement risk* facility for booking of foreign exchange contracts. Maximum tenor of FX contracts: 360 days.

                              *The pre-settlement limit is calculated by the Bank and differs for each transaction depending on the nature and tenor of the contract.
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Pricing  :   a)  L/C issuance

                     1/4 % on first USD50,000.00
                     1/16 % on balance,
                     Minimum HKD450.00


                     Organised under the laws of U.S.A. with limited liability
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                                                                 [CITIBANK LOGO]
Global-Tech Facility Letter
February, 2001

             b) TR loan/ Invoice financing/ Export Bills Negotiation/ Short Term Money Market Loan

                 For HKD drawing:  HKD Prime or 2% p.a. over 1, 2 or 3-month
                                   HKD Hibor or Citibank HKD cost of funds, whichever is higher
                 For USD drawing:  USD Prime or 2% p.a. over 1, 2 or 3-month
                                   USD Libor or Citibank USD cost of funds, whichever is higher

             c)  Overdraft

                 For HKD drawing:  HKD Prime +1%
                 For USD drawing:  USD Prime + 1%

Documentation to be obtained:
-----------------------------

1) Acceptance of this Facility Letter together with its terms and conditions.
2) Board Resolution from Borrowers and Guarantor validating acceptance of the facility together with the terms and conditions as outlined herein.

Documentation obtained:
-----------------------

1) Continuing Guaranty / Letter of Set-Off dated 4/7/2000 for HKD50,000,000.00 from Global-Tech Appliances Inc. in support of Pentalpha Hong Kong Limited and Wing Shing Products (BVI) Co Ltd.
2) Board Resolution dated 4/7/2000 from Global-Tech Appliances Inc. validating Continuing Guaranty / Letter of Set-Off dated 4/7/2000 for HKD50,000,000.00 trade facility extended to Pentalpha Hong Kong Limited and Wing Shing Products (BVI) Co Ltd.
3) Advance Agreement/ General Letter of Hypothecation/ Set-Off dated 4/7/2000 from Pentalpha Hong Kong Limited.
4) Advance Agreement/ General Letter of Hypothecation/ Set-Off dated 4/7/2000 from Wing Shing Products (BVI) Co Ltd.
5) Continuing Agreement for Letters of Credit dated 4/7/2000 from Pentalpha Hong Kong Limited.
6) Continuing Agreement for Letters of Credit dated 4/7/2000 from Wing Shing Products (BVI) Co Ltd.
7)   Export Bills Agreement dated 4/7/2000 from Pentalpha Hong Kong Limited.
8)   Export Bills Agreement dated 4/7/2000 from Wing Shing Products (BVI) Co
     Ltd.

It is our customary practice that we reserve the overriding right to modify or cancel the aforesaid credit facility and their terms and conditions anytime at our discretion without prior notice. Under normal circumstances, however, we will review the credit facility on a periodic basis. Kindly indicate your acceptance of the above terms and conditions by signing and returning the duplicate copy of this letter at your earliest convenience.

Thank you for banking with Citibank, N.A. and we look forward to building a close relationship in the years ahead. Please feel free to contact us should you have any questions regarding our wide spectrum of services.

Yours sincerely,

/s/  Alvin Mak

Alvin Mak
Vice President
Local Corporate Division Head

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

                                                                 [CITIBANK LOGO]
Global-Tech Facility Letter
February, 2001

The above Terms and Conditions are Agreed and Accepted by:

For and on behalf of                           For and on behalf of
GLOBAL-TECH APPLIANCES INC.                    PENTALPHA HONG KONG LIMITED

 /s/ John C.K. Sham                            /s/ John C.K. Sham
-------------------------------------------   ---------------------------------
Global-Tech Appliances Inc. (Guarantor)       Pentalpha Hong Kong Limited
                                              (Borrower)

For and on behalf of
Wing Shing Products (BVI) Company Ltd.

/s/ John C.K. Sham
-------------------------------------------
Wing Shing Products (BVI) Co Ltd (Borrower)

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